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                                                                   Exhibit 10.11

                                ELECTROGLAS, INC.

                           JOINT DEVELOPMENT AGREEMENT

This Joint Development Agreement (the "Agreement") is entered into at Santa Clara, California as of June 18, 1999 (the "Effective Date") between ELECTROGLAS, INC. a Delaware corporation ("Electroglas"), and CASCADE MICROTECH, INC., an Oregon corporation ("Cascade"), and is as follows:

                                    RECITALS

A. Electroglas produces and sells a fully automatic prober (the "Prober") used in the production process by semiconductor fabrication plants. Cascade sells parametric probers to advanced research and development laboratories for semiconductor companies in the development of improved manufacturing technologies.

B. Cascade has certain low leakage, low noise parametric probing technology related to chucks, cabling, and shielding more particularly set forth in Exhibit A hereto (the "Technology") and including: (1) all related patented technology, process techniques, and know how developed by Cascade prior to and throughout the term of this Agreement; and (2) all related non patentable modifications, adjustments or enhancements that Cascade makes, during the term of the license agreement currently contemplated by the parties, to either purchased components or the Technology. The Technology excludes technology related to probes and probe cards.

C. The parties can substantially enhance the performance of the Prober in parametric applications by integrating the Technology into the Prober to create two probers meeting the specifications (the "Specifications") set forth in Exhibit B hereto (collectively the "Parametric Probers " and individually, as set forth in the Specifications, "Parametric Prober One" and "Parametric Prober Two").

D. Electroglas seeks to develop the Parametric Probers and license the Technology to enable it to sell products which exceed the performance criteria of Electroglas's competitors to silicon wafer fabrication plants with a view to meeting anticipated increased performance criteria necessary to support increasing complexity in silicon wafer manufacturing. Additionally, Electroglas seeks to enhance its revenue and profitability by manufacturing Parametric Probers for the research and development laboratory, wafer production, and process integration markets.

E. Cascade seeks to develop the Parametric Probers and license the Technology to give Cascade an outlet for the Technology without having to design, develop, and manufacture

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         its own prober for sale in the production market, and to enable Cascade to focus on further enhancing the Technology and other areas specific to Cascade's sales in the engineering laboratory and process integration markets. Additionally, Cascade seeks to enhance its revenues and profitability by licensing the Technology for Parametric Probers sold into the production and process integration markets.

F. Both parties are willing to expend the effort and incur the cost of jointly incorporating the Technology into the Prober to create the Parametric Probers (the "Development Effort") in consideration of the willingness of each party to enter into a license agreement substantially in the form attached as Exhibit C (the "License Agreement") and a stock purchase agreement and related documents substantially in the form attached as Exhibit D (the "Stock Purchase Agreement").

Accordingly, the parties agree as follows:

                                 1. DEVELOPMENT

1.1. CASCADE.
Promptly upon execution of this Agreement, Cascade shall commence work on the Development Effort. In so doing, Cascade shall place primary emphasis on modifying the design and specifications of the Technology as necessary to incorporate the Technology into the Parametric Probers and secondary emphasis on recommending changes to the Probers and Prober manufacturing process needed to incorporate the Technology into the Parametric Probers. In addition, Cascade shall alert Electroglas to any opportunities to make changes to the Probers or Prober manufacturing process that will reduce the costs associated with manufacturing or operating the Probers. Cascade shall permit Electroglas to review the designs, specifications, and drawings of the Technology to assist Cascade personnel in incorporating the Technology into the Parametric Probers.

1.2. ELECTROGLAS.
Promptly upon execution of this Agreement, Electroglas shall commence work on the Development Effort. In so doing, Electroglas shall make available Electroglas's personnel for assistance in the Development Effort. Electroglas shall permit representatives of Cascade to examine such documents, specifications, manufacturing processes; and other materials, information or processes that Cascade may request that are reasonably' related to incorporating the Technology into the Parametric Probers. Electroglas shall review the designs, specifications, and drawings of the modifications and enhancements proposed by Cascade to the Prober, and shall complete the detailed designs of such modifications and enhancements according to the engineering standards and manufacturing documentation requirements of Electroglas.

1.3. OWNERSHIP OF RESULTANT INTELLECTUAL PROPERTY.
As between the parties, Cascade shall be the sole owner of all enhancements or modifications to


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the Probers which affect its low leakage or low noise parametric performance developed during the term of this Agreement and Electroglas shall be the sole owner of all other enhancements or modifications to the Probers developed during the term of this Agreement, regardless of who is deemed to be the author or inventor of such modification. Each party shall ensure that the party's employees, agents. and subcontractors involved in the Development Effort are party to a binding agreement obligating such person to assign to such party all intellectual property rights resulting from the Development Effort.

1.4 INDEMNIFICATION FOR INFRINGEMENT
Each party shall ensure that all code prepared in connection with the Development Effort and all other modifications or enhancements to the Technology or the Probers completed by such party or such party's employees are an original work prepared without copying or otherwise infringing the intellectual property rights of any other person, and shall indemnify, defend and hold the other party harmless from any infringement claim arising from the other party's use of such modifications or enhancements as permitted by the License Agreement. Such indemnification shall be limited to the intellectual property rights of others in force as of the Effective Date of this Agreement, and the total liability of each party for defending and holding the other party harmless under this Section
1.4 shall not exceed one-half of all payments received by CASCADE from ELECTROGLAS under the License Agreement. The indemnifying party shall have control of the defense of any lawsuit based on such infringement claim, and the indemnified party shall assist the indemnifying party without cost in the defense of such suit or action by providing information and fact witnesses as needed. The indemnified party shall have the right to be represented by it own attorneys at the indemnified party's own expense, which attorneys will act only in an advisory capacity. Nothing herein shall authorize the indemnifying party to settle any lawsuit without the written consent of the indemnified party if, by such settlement, the indemnified party is obligated t6 make any monetary payment, to transfer any property or any interest in property, to become subject to an injunction, to grant any license or other rights under its intellectual property rights, or to acknowledge any action or inaction of the indemnified party disputed by such party. The indemnifying party shall have the right to change any of its prior modifications or enhancements so as to avoid such infringement claim with respect to future Parametric Probers subject to a renegotiation of the royalty payment and exclusivity minimums to reflect any reduction in performance of the Parametric Probers. If the indemnified party does not implement such a change within sixty (60) days after notice by the indemnifying party of such change, then the indemnifying party's obligations under this Section 1.4 with respect to such infringement claim shall not apply to infringements which occur thereafter.

                             2. RESOURCE COMMITMENTS

2.1. RESOURCES.
The parties shall devote such personnel and equipment to the Development Effort as they deem necessary under the circumstances.

2.2.  COSTS AND EXPENSES.

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Each, party shall bear its own costs and expenses in connection with providing the foregoing resources and any other costs and expenses incurred in connection with this Agreement.

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                           3. POST DEVELOPMENT MATTERS

3.1. PROJECT COMPLETION.
Each party shall promptly notify the other in writing in accordance with Section
7.2 upon the successful development of Parametric Prober One or Parametric Prober Two. Neither party shall be required to deliver the notice required pursuant to this Section 3.1 unless the applicable Parametric Prober in question meets the Specifications applicable thereto to the satisfaction of such party, provided, however, that such notice shall not be unreasonably withheld, delayed, or denied. Electroglas shall make a best effort to complete the pro-forma analysis described in Section (a) iii) of Exhibit B within two (2) weeks after notification by Cascade of the successful development of the applicable Parametric Prober.

3.2. LICENSE AND STOCK PURCHASE AGREEMENT.
Within Thirty (30) days after both parties have received the notice required by
Section 3.1 with respect to Parametric Prober One, both parties shall execute the License and Stock Purchase Agreements in the forms attached as Exhibits C and D hereto, respectively, subject only to the condition set forth in
Section 3.3.

3.3. TECHNOLOGY DUE DILIGENCE.
The obligation of Electroglas to enter into the License and Stock Purchase Agreements shall be expressly conditioned upon Electroglas satisfying itself that Cascade owns the Technology and may grant an exclusive license to the Technology; provided, however, that nothing in this Section 3.3 shall relieve either party of its obligation to make the representations and warranties contained in the License and Stock Purchase Agreements. The condition described in this Section 3.3 shall be deemed to have been satisfied unless, no later than May 28, 1999, Electroglas shall have notified Cascade of a specified impediment to Cascade's rights described in this Section 3.3.

3.4. DEFAULT FEE.
In the event of a breach by either party of Sections 3.1 or Section 3.2 (subject, at all times, to the limitation on Electroglas's obligation imposed by Section 3.3), the parties shall be obligated to pay a default fee as set forth below.

         3.4.1. In the event of a breach of Sections 3.1 or 3.2 by Electroglas (subject, at all times, to the limitation on Electroglas's obligation imposed by Section 3.3), Electroglas shall pay Three Hundred Thousand Dollars ($300,000) to Cascade within. Sixty (60) days from the date of such breach.

         3.4.2. In the event of a breach of Sections 3.1 or 3.2 by Cascade, Cascade shall pay Two Hundred Thousand Dollars ($200,000) to Electroglas within Sixty (60) days from the date of such breach.

         3.4.3. Payment of the default fee specified in this Section 3.4 shall constitute the -sole and exclusive remedy of the parties for a breach of Sections 3.1 or 3.2.


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                           4. CONFIDENTIAL INFORMATION

4.1. DEFINITION OF CONFIDENTIAL INFORMATION.
"Confidential Information" means:

(a) All specifications, drawings, designs, and 6ther material of any kind, in whatever form, related to the Technology, the Probers, or the production or manufacture thereof, any intellectual property resulting from the Development Effort, any relevant sales and marketing information, including, but not limited to product pricing, market positioning strategy, customer lists, and the like;

(b) any other information disclosed by a party which is in written or other tangible form and is marked "Confidential," "Proprietary," or in some other manner to indicate its confidential nature;

(c) all nonpublic information concerning the customers and clients of the parties to this Agreement;

(d) the nonpublic terms of this Agreement and all nonpublic reports and pricing and sales information provided pursuant to this Agreement;

(e) oral information disclosed by a party and which is designated as confidential at the time of disclosure; and

(f) other information, whether written or oral, that by its nature is such that the parties, being sensitive to the need to protect the confidential information of the other, should inquire as to its confidential status (unless upon inquiry the party is advised that the information is not confidential).

Information ceases to be Confidential Information if the owner or possessor of the information (the "Owner") discloses it to a third party free from restrictions similar to those imposed by this Agreement. Information is deemed to be Confidential Information unless the party to whom the information is disclosed (the "Recipient") proves otherwise.

4.2. EXCLUSIONS.
Notwithstanding. the above, "Confidential Information" does not include information that the Recipient can prove:

(a) is in the public domain at the time it is disclosed or enters in the public domain other than through an infringement of the rights of the Owner;

(b) is known to the Recipient, without restriction, at the time of disclosure; or

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(c)      is independently developed by the Recipient without any use of the
         Confidential Information of the Owner.

4.3. OBLIGATION TO KEEP CONFIDENTIAL INFORMATION CONFIDENTIAL.
Each Recipient shall treat as confidential all Confidential Information of the Owner. A Recipient shall not use Confidential Information of an Owner except as permitted in this Agreement or the License Agreement. A Recipient shall not disclose Confidential Information to any employee, agent, or third party except as may be reasonably required in connection with this Agreement. Each Recipient shall use at least the same degree of care with respect to the Confidential Information of the other party as the Recipient uses to prevent the disclosure of its own confidential information of like importance, but in no event less care than a reasonably prudent business person.

4.4. PERMITTED DISCLOSURES.
When disclosing Confidential Information as permitted by this Agreement, the Recipient shall impose confidentiality obligations on the subsequent recipient at least as protective as those set forth in this Agreement. Each party shall enter into written confidentiality agreements with its employees who have access to such information obligating them to respect the confidentiality of the Confidential Information of the other party. Each Recipient shall assist. the Owner in enforcing such agreements.

4.5. DISCLOSURE PURSUANT TO GOVERNMENT ORDER.
A Recipient may disclose Confidential Information pursuant to the order or requirement of a court, administrative agency, or other governmental body if the Recipient gives immediate notice of the request for the information to the Owner so that the Owner may seek a protective order or otherwise preserve the confidentiality of the information.

4.6. ACKNOWLEDGMENTS.
Each party hereby acknowledges that the Confidential Information of the other party is commercially and competitively valuable; that by this Agreement, the parties are taking reasonable steps to protect their legitimate interest in the Confidential Information; and that the restrictions contained in this Agreement are reasonably necessary to protect each party's legitimate interest in its Confidential Information.

                             5. CONDUCT ON PREMISES

A party (the "Guest Party") to this Agreement sending employees, agents, or subcontractors to the facility of the other party (the "Host Party") shall take reasonable precautions to prevent the occurrence of any injury to persons or property during the progress of the Development Effort and, except to the extent that any injury to a Guest Party employee, agent, or subcontractor is due solely and directly to negligence of the Host Party, the Guest Party shall indemnify the Host Party against all losses which may result in any way from any
 .negligent act or omission of the Guest Party or the Guest Party's agents, employees, or subcontractors. Guest Party shall maintain

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such public liability, property damage and employer's liability compensation insurance as will protect Host Party from risks and. from claims under any applicable worker's compensation or occupational disease acts. Guest Party shall instruct and require Guest Party's visiting employees, agents, and subcontractors to observe and obey all rules, policies, and procedures in effect at the facilities of Guest Party.

                             6. TERM AND TERMINATION

6.1. TERM.
The term of this Agreement and the Development Effort shall begin on the Effective Date hereof and continue for a total of Two Hundred Seventy (270) days.

6.2. SURVIVAL.
The provisions of Articles 1.4, 4, 5, and 7 shall survive the expiration, cancellation, or termination of this Agreement.

                                7. MISCELLANEOUS

7.1. AMENDMENTS, WAIVERS, AND CONSENTS.
This Agreement shall not be am-ended except in a writing signed by the parties. No course of dealing between the parties shall constitute an amendment of this Agreement. No waiver or consent shall be binding except in a writing signed by the party making the waiver or giving the consent. No waiver of any provision or consent to any action shall constitute a waiver of any other provision or consent to any other action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent except to the extent specifically set forth in writing.

7.2. NOTICE.
Any notice, instruction, or communication required or permitted to be given under this Agreement to any party shall be in writing (which may include telecopier or other similar form of reproduction followed by a mailed hard copy, but not electronic mail) and shall be deemed given when actually received or, if earlier, five days after deposit in the United States Mail by certified or express mail, return receipt requested, postage prepaid addressed to the party at its principal address noted below. Each party shall make an ordinary, good faith effort to ensure that the person to be given notice actually receives such notice. A party giving notice shall deliver a copy of the notice to the recipient's attorney indicated below, at the same time and in the same or an equivalent manner. Each party shall ensure that the other parties to this Agreement have a current address, fax number, and telephone number for the party and if desired, the party's attorney, for the purpose of giving notice. The principal offices of the parties and their attorneys are presently located at the following addresses:

                  Electroglas:      Electroglas, Inc.
                                    3045 Stender Way
                                    Santa Clara, California 95054

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                    Attn.: Joseph A. Savarese, Vice President
                    (409) 992-8011 (FAX)
                    (408) 727-6500 (Voice)

                  Electroglas Counsel:      Enterprise Law Group, Inc.
                                            Menlo Oaks Corporate Center 4400
                                            Bohannon Drive, Suite 280 Menlo
                                            Park, CA 94025-1041
                                            Attn.: Wayland M. Brill, Esq. /
                                            Nelson D. Crandall, Esq.
                                            650-462-4747 (FAX)
                                            650-462-4700 (Voice)

                  Cascade:                  Cascade Microtech, Inc.
                                            2430 N.W. 206 th Avenue
                                            Beaverton, Oregon 97006
                                            Attn.: Bruce McFadden
                                            (503)601-1001 (FAX)
                                            (503)601-1000 (Voice)

                  Cascade Counsel:          Ater, Wynne, Hewitt, Dodson
                                            & Skerritt
                                            222 S.W. Columbia, Suite 1800
                                            Portland, Oregon 97201-6618
                                            Attn.: Jack Schifferdecker, Esq.
                                            503 226-1191 (FAX)
                                            503 226-0079 (Voice)

A party may change his or its address for purposes of this Section 7.2 by giving the other party written notice of the new address in the manner set forth above.

7.3. GOVERNING LAW.
The rights and obligations of the parties shall be governed by, and this Agreement shall be construed and enforced in accordance with, the laws of the State of California, excluding any rules that would apply the law of another jurisdiction.

7.4. JURISDICTION AND VENUE.
With respect to any legal proceeding instituted by Cascade involving this Agreement, the parties hereto consent to the personal jurisdiction of all federal and state courts in California, and agree that venue shall lie exclusively in Santa Clara County, California. With respect to any legal proceeding instituted by Electroglas involving this Agreement, the parties hereto consent to the personal jurisdiction of all federal and state courts in Oregon, and agree that venue shall lie exclusively in Multnomah County, Oregon.

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7.5. ENTIRE AGREEMENT.
This Agreement and the documents and agreements contemplated in this Agreement constitute the entire agreement between the parties with regard to the subject matter hereof and thereof. This Agreement supersedes all previous agreements between or among the parties. There are now no agreements, representations. or warranties between or among the parties other than those set forth in this Agreement or the documents and agreements contemplated in this Agreement. In the event of any inconsistency between custom and practice in any trade or industry and, this Agreement, this Agreement is intended to modify trade custom and shall control. Neither custom and practice in any trade or industry, nor any course of dealing between the parties, shall be deemed to supplement this Agreement where this Agreement is silent.

7.6. SEVERABILITY.
If any provision of this Agreement, or the application of such provision to any person or circumstances, is held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall continue in full force without being impaired or invalidated.

7.7. TIME OF ESSENCE.
Time is of the essence of this Agreement and the time periods set forth in this Agreement are to be strictly construed and enforced. Where no definite time for performance is specified, however, a delay or omission to exercise any right, power, or remedy hereunder upon any breach or default under this Agreement shall not impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach or default, or of any similar breach or, default thereafter occurring, or an acquiescence therein.

7.8. NO PARTNERSHIP, ETC.
This Agreement does not make the parties partners or joint venturers with each other, nor does it create any principal and agent or trustee and beneficiary relationship or other association between any of the parties, except as expressly stated otherwise. No action taken by any party pursuant to this Agreement shall create any such relationship in the absence of express language in this Agreement to the contrary. The relationship of the parties to each other is that of independent contractors.

7.9. CONSTRUCTION OF AGREEMENT.
The terms of this Agreement have been negotiated by the parties hereto, and no provision of this Agreement shall be construed against either party as the drafter thereof.

7.10. EXECUTION OF AGREEMENT.
Each party has. been represented by counsel in the negotiation and execution of this Agreement. This Agreement is executed voluntarily without any duress or undue influence on the part of or on behalf of the parties hereto. The parties acknowledge that they have read and understood this Agreement and its legal effect.

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7.11. AUTHORITY OF EXECUTING PARTIES.
The undersigned represent that they are authorized to execute and deliver this Agreement on behalf of the respective parties hereto. Each party has relied upon the authority of the other in executing and delivering this Agreement.

7.12. EXHIBITS.
All Exhibits hereto shall be deemed to be a part of this Agreement and are fully incorporated in this Agreement by this reference.

7.13. COUNTERPARTS.
This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Joint Development Agreement as of the date first referenced above.


"Electroglas"                                   "Cascade"

Electroglas, Inc.,                              Cascade Microtech, Inc.,
a Delaware corporation                          an Oregon corporation

By: /s/   CURT WOZNIAK                     By:        /s/ ERIC STRID
   --------------------------------                ----------------------------
   Curt Wozniak,                                      Eric Strid,
   Chief Executive Officer                            Chief Executive Officer


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